                                                                    Exhibit 21.1


                           SUBSIDIARIES OF REGISTRANT


The following is a listing of all subsidiaries of The Seibels Bruce Group, Inc. as of December 31, 1998:


SUBSIDIARY
                                                                   STATE OR JURISDICTION OF INCORPORATION

Agency Specialty of Kentucky, Inc.                                               Kentucky

America's Flood Services, Inc.                                                   California

Catawba Insurance Company                                                        South Carolina

Consolidated American Insurance Company                                          South Carolina

FLT Plus, Inc.                                                                   South Carolina

Graward General Companies, Inc.                                                  Tennessee

Investors National Life Insurance Company of South Carolina                      South Carolina

Kentucky Insurance Company                                                       Kentucky

Policy Finance Company                                                           South Carolina

Premium Budget Plan, Inc.                                                        North Carolina

Seibels Bruce & Company                                                          South Carolina

Seibels Bruce Service Corporation                                                South Carolina

Seibels Bruce Specialty, Inc.                                                    South Carolina

South Carolina Insurance Company                                                 South Carolina

Universal Insurance Company                                                      North Carolina







      The financial statements of these subsidiaries are included in the Registrant's consolidated financial statements.










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